News Release
February 16, 2024
SSR MINING PROVIDES AN UPDATE ON INCIDENT AT ÇÖPLER
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) today provides an update on ongoing rescue efforts at the Çöpler Mine in Türkiye.
Search and rescue operations to locate nine missing workers following the February 13, 2024 incident at the Çöpler Mine continue and all operations remain suspended. All available resources have been deployed to assist in the operation, with emergency crews and first responders working around-the-clock, utilizing advanced search techniques supported by aerial drones. Our thoughts continue to be with the families of the missing workers and the Çöpler community during this incredibly difficult time. We will continue to support the authorities on the ground in Türkiye in their search and rescue efforts.
Eight Çöpler Mine employees have been detained while the local authorities conduct their investigation. SSR Mining is providing its full cooperation to the regulators on site and providing support to the individuals and their families.
SSR Mining will provide a further update on the incident as it becomes aware of more information or during the Company’s full-year 2023 financial results, currently scheduled for Wednesday, February 21, 2024.

Cautionary Note Regarding Forward-Looking Information and Statements
Certain statements contained in this news release constitute forward-looking information within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.
Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. You should not place undue reliance on forward-looking information. Forward-looking information are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events.

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About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing operations located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. Over the last three years, the four operating assets combined have produced on average more than 700,000 gold-equivalent ounces annually. SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX, and SSR on the ASX.
SSR Mining Contacts:
SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046
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